Exhibit 99.1

Apple Hospitality REIT Appoints Rachael Rothman as Executive Vice President and Chief Financial Officer

RICHMOND, Va. (June 25, 2019) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced the appointment of Rachael Rothman to the position of Executive Vice President and Chief Financial Officer for the Company, effective July 1, 2019.

“We are excited to welcome Rachael to Apple Hospitality,” said Justin Knight, President and Chief Executive Officer of the Company. “Her extensive knowledge and experience in the hotel industry and the investor and financial community will complement our existing team and further enhance the strength of our Company.”

Ms. Rothman will succeed Bryan Peery as Executive Vice President and Chief Financial Officer. As previously announced, Mr. Peery plans to retire from the Company in the first quarter of 2020. Mr. Peery will continue as Executive Vice President and, effective July 1, 2019, will become Chief Accounting Officer for the Company.

Ms. Rothman has more than 20 years of hospitality and real estate industry experience. Most recently, she served as Senior Vice President, Investor Relations and Strategy for Playa Hotels & Resorts N.V. (“Playa”) where she was an integral part of developing and furthering Playa’s corporate, financial and operational strategy. From 2010 until 2018, Ms. Rothman served as a Senior Analyst for Susquehanna International Group, LLP (“SIG”) where she led a team responsible for in-depth analysis of public hotel, casino, cruise line, real estate investment trust and restaurant companies. Prior to joining SIG, she held several positions of increasing responsibility within Merrill Lynch & Co., Inc. covering various public lodging, restaurant and gaming companies. Ms. Rothman’s career began in the lodging industry, where she held various roles in hotel operations, including general manager. Ms. Rothman earned a Master of Arts in Economics from the University of Virginia, a Master of Management in Hospitality from the School of Hotel Administration at Cornell University and a Bachelor of Arts from Bates College. She is a CFA Charterholder.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 234 hotels with more than 30,000 guest rooms located in 87 markets throughout 34 states. Franchised with industry-leading brands, the Company’s portfolio comprises 108 Marriott-branded hotels, 125 Hilton-branded hotels and one Hyatt-branded hotel. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.